Sharecare announces second quarter 2022 financial results and operational highlights

ATLANTA – August 10, 2022 – Sharecare (Nasdaq: SHCR), the digital health company that helps people manage all their health in one place, today announced financial results for the quarter ended June 30, 2022. In addition, the company announced that it has signed a memorandum of understanding for a multi-year strategic partnership with Carelon to integrate Sharecare’s advocacy capabilities into Carelon’s Health Guide services that currently support hundreds of thousands of members. Sharecare has also initiated a strategic review of its non-enterprise businesses to enhance shareholder value, which management and the board of directors do not believe is currently reflected in the share price. The company’s $50 million share repurchase program previously announced on May 12, 2022, remains in place.

“Sharecare delivered solid second quarter results exceeding revenue and EBITDA guidance with continued progress on deploying our digital first strategy to drive enhanced engagement, increased access, and improved outcomes for our clients,” said Jeff Arnold, chairman and CEO of Sharecare. “We remain confident in our ability to execute on our strategy given the continued demand and momentum in new business opportunities and client wins along with retaining our current customer base, which will support accelerated revenue growth and operating performance in 2023.”

Mr. Arnold added, “Sharecare provides a comprehensive digital health navigation platform supporting a significant number of top payors and employers to deliver value to more than 11 million members every day. We are committed to continuing to improve operating performance while advancing innovative solutions for our customers. One example of the value Sharecare continues to bring to its customers is the successful launch of Sharecare+, a digital first advocacy platform developed in partnership with Elevance Health. Our partnership with Carelon will be the next step in driving significant scale of our solution.”

Second Quarter 2022 Financial Results
All comparisons, unless otherwise noted, are to the three months ended June 30, 2021.
•Revenue of $103.8 million compared to $98.5 million, an increase of $5.3 million, or 5%.
•Net loss attributable to Sharecare of $29.0 million compared to net loss attributable to Sharecare of $20.2 million, an increase of $8.8 million. Adjusted net loss attributable to Sharecare of $6.8 million compared to adjusted net loss attributable to Sharecare of $3.6 million in the prior year period.
•Adjusted EBITDA of $2.1 million compared to $6.6 million, a decrease of $4.5 million, which reflects increased investments in people, most importantly, as well as sales force expansion to support growth, a sunset of the high-margin health security product, and the additional costs of being a public company.
•Net loss per share of $0.08 compared to $0.09, a decrease to net loss per share of $0.01, which reflects the aforementioned items impacting net loss.
•Adjusted loss per share of $0.02 for both periods, which excludes the impact of non-cash and non-operational amounts.

There is no definitive timeline for the company's strategic review, nor has the board of directors made any decisions related to any actions or potential strategic alternatives to fully unlock value of the company’s assets and potential that are not fully reflected in the market today; therefore, the company does not intend to comment further until it determines that additional disclosure is appropriate or necessary.

Financial Outlook
In light of a delayed start date for a large enterprise client, the initiation of the strategic review, changing macro-economic environment affecting life sciences, and certain cost initiatives being undertaken by the company, Sharecare is suspending financial guidance for 2022. The company will hold an analyst day in Q4 2022.

Conference Call
The company will host a conference call to review the second quarter results today, Wednesday August 10, 2022, at 8:00 a.m. EDT. The conference call can be accessed by dialing (833) 636-1352 for U.S. participants, or (412) 902-4148 for international participants, and referencing the Sharecare call; or via live audio webcast, also available online at https://investors.sharecare.com. A webcast replay of the call will be available for on-demand listening at the same link and will remain available for approximately 90 days.

Non-GAAP Financial Measures
In addition to our financial results determined in accordance with U.S. GAAP, we believe the non-GAAP measures adjusted EBITDA, adjusted net income (loss), and adjusted earnings (loss) per share (“adjusted EPS”) are useful in evaluating our operating performance. We use adjusted EBITDA, adjusted net income (loss), and adjusted EPS to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. In particular, we believe that the use of these non-GAAP measures is helpful to our investors as these metrics are used by management in assessing the health of our business and our operating performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures.

The calculations and reconciliations of historic adjusted EBITDA, adjusted net income (loss), and adjusted EPS to net income (loss), the most directly comparable financial measure stated in accordance with GAAP, are provided below and in the accompanying financial tables. Investors are encouraged to review the reconciliations and not to rely on any single financial measure to evaluate our business.

We have not reconciled adjusted EBITDA guidance to net income (loss) because we do not provide guidance for net income (loss) or for items that we do not consider indicative of our ongoing performance, including, but not limited to, the impact of significant non-recurring items, as certain of these items are out of our control and/or cannot be reasonably predicted. Accordingly, reconciliations of adjusted EBITDA guidance to the corresponding U.S. GAAP measures are not available without unreasonable effort.

Adjusted EBITDA
We calculate adjusted EBITDA as net income (loss) adjusted to exclude (i) depreciation and amortization, (ii) interest income, (iii) interest expense, (iv) income tax (benefit) expense, (v) other (income)/expense (non-operating), (vi) share-based compensation, (vii) severance,

(viii) warrants issued with revenue contracts, (ix) net costs associated with exiting contracts, and (x) transaction and closing costs. We do not view the items excluded as representative of our ongoing operations.

Adjusted Net Income (Loss)
We calculate adjusted net income (loss) as net income (loss) attributable to Sharecare, Inc. adjusted to exclude (i) amortization of acquired intangibles, (ii) amortization of deferred financing fees, (iii) change in fair value of warrant liability and contingent consideration, (iv) share-based compensation, (v) severance, (vi) warrants issued with revenue contracts, (vii) net costs associated with exiting contracts, (viii) transaction and closing costs, and (ix) the related income tax adjustments. We do not view the items excluded as representative of our ongoing operations.

Adjusted Earnings (Loss) Per Share
We calculate adjusted EPS as adjusted net income (loss), as defined above, divided by the number of weighted average common shares outstanding - basic and diluted.

About Sharecare
Sharecare is the leading digital health company that helps people – no matter where they are in their health journey – unify and manage all their health in one place. Our comprehensive and data-driven virtual health platform is designed to help people, providers, employers, health plans, government organizations, and communities optimize individual and population-wide well-being by driving positive behavior change. Driven by our philosophy that we are all together better, at Sharecare, we are committed to supporting each individual through the lens of their personal health and making high-quality care more accessible and affordable for everyone. To learn more, visit www.sharecare.com.

Important Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “outlook,” “target,” “reflect,” “on track,” “foresees,” “future,” “may,” “deliver,” “will,” “shall,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms, other comparable terminology (although not all forward-looking statements contain these words), or by discussions of strategy, plans, or intentions. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain.

Forward-looking statements in this press release include, but are not limited to, statements regarding a potential strategic review, our ability to realize the expected benefits of partnerships or other relationships with third parties or customers on our future growth objectives, our use of the share repurchase program and the statements under the caption “Financial Outlook.”

We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward-looking statements are subject to a number of significant risks and uncertainties that could cause actual results to differ materially from expected results. Descriptions of some of the factors that could cause actual results to differ materially from these forward-looking statements are discussed in more detail in our filings with the U.S. Securities and Exchange Commission (the “SEC“), including the Risk Factors section of the Company's Annual Report of Form 10-K filed with the SEC on March 31, 2022. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Media Relations:
Jen Martin Hall
jen@sharecare.com

Investor Relations:
Evan Smith, CFA
evan.smith@sharecare.com

SHARECARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$103,823	$98,459	$204,533	$188,661
Costs and operating expenses:
Costs of revenue (exclusive of depreciation and amortization below)	53,238	48,634	104,730	93,028
Sales and marketing	14,155	12,046	28,666	23,556
Product and technology	17,680	15,812	37,101	36,266
General and administrative	43,491	19,197	99,489	38,752
Depreciation and amortization	10,901	7,167	20,778	13,850
Total costs and operating expenses	139,465	102,856	290,764	205,452
Loss from operations	(35,642)	(4,397)	(86,231)	(16,791)
Other income (expense):
Interest income	102	21	131	29
Interest expense	(539)	(7,095)	(1,031)	(14,105)
Other income (expense)	6,827	(8,851)	19,672	(20,730)
Total other income (expense)	6,390	(15,925)	18,772	(34,806)
Loss before income tax benefit (expense)	(29,252)	(20,322)	(67,459)	(51,597)
Income tax benefit (expense)	(269)	98	(361)	14
Net loss	(29,521)	(20,224)	(67,820)	(51,583)
Net (loss) income attributable to noncontrolling interest in subsidiaries	(496)	24	(594)	(82)
Net loss attributable to Sharecare, Inc.	$(29,025)	$(20,248)	$(67,226)	$(51,501)

Net loss per share attributable to common stockholders, basic and diluted (1)	$(0.08)	$(0.09)	$(0.19)	$(0.23)
Weighted-average common shares outstanding, basic and diluted (1)	347,334,401	228,721,591	346,122,333	225,493,435
(1) Retroactively restated for the Reverse Recapitalization as a result of the Business Combination as described in Notes 1 and 2 of the 10-Q

SHARECARE, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share amounts)

	As of June 30, 2022	As of December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$211,574	$271,105
Accounts receivable, net (net of allowance for doubtful accounts of $7,812 and $6,212, respectively)	98,717	103,256
Other receivables	2,810	5,327
Prepaid expenses	12,330	8,819
Other current assets	2,472	2,459
Total current assets	327,903	390,966
Property and equipment, net	4,924	4,534
Other long-term assets	20,433	12,173
Intangible assets, net	156,509	155,086
Goodwill	191,294	192,442
Total assets	$701,063	$755,201
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity
Current liabilities:
Accounts payable	$21,203	$27,155
Accrued expenses and other current liabilities	41,054	51,653
Deferred revenue	11,209	11,655
Contract liabilities, current	2,518	4,597
Debt, current	774	—
Total current liabilities	76,758	95,060
Contract liabilities, noncurrent	768	1,745
Warrant liabilities	3,330	10,820
Long-term debt	—	419
Other long-term liabilities	9,353	24,116
Total liabilities	90,209	132,160
Commitments and contingencies
Series A convertible redeemable preferred shares, $0.0001 par value; 5,000,000 shares authorized; 5,000,000 shares issued and outstanding, aggregate liquidation preference of $50,000 as of June 30, 2022 and December 31, 2021	58,205	58,205
Stockholders’ equity:
Common stock, $0.0001 par value; 600,000,000 and 600,000,000 shares authorized; 351,926,366 and 345,788,707 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	35	35
Additional paid-in capital	1,098,772	1,042,164
Accumulated other comprehensive loss	(3,170)	(2,061)
Accumulated deficit	(544,339)	(477,113)
Total Sharecare stockholders’ equity	551,298	563,025
Noncontrolling interest in subsidiaries	1,351	1,811
Total stockholders’ equity	552,649	564,836
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$701,063	$755,201

SHARECARE, INC.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(29,521)	$(20,224)	$(67,820)	$(51,583)
Add:
Depreciation and amortization	10,901	7,167	20,778	13,850
Interest income	(102)	(21)	(131)	(29)
Interest expense	539	7,095	1,031	14,105
Income tax (benefit) expense	269	(98)	361	(14)
Other (income) expense	(6,827)	8,851	(19,672)	20,730
Share-based compensation	18,177	2,360	51,287	14,386
Severance	411	200	770	265
Warrants issued with revenue contracts(a)	14	(1)	34	38
Net costs associated with exiting contracts(b)	1,249	—	2,923	—
Transaction and closing costs(c)(d)	7,025	1,319	14,397	2,022
Adjusted EBITDA(e)	$2,135	$6,648	$3,958	$13,770

(a)	Represents the non-cash value of warrants issued to clients for meeting specific revenue thresholds.
(b)	For the six months ended June 30, 2022, previously undisclosed first quarter net costs were included for comparability purposes and to display trends associated with exiting contracts during the period.
(c)	For the three months ended June 30, 2022, represents costs related to the Business Combination, transaction and post-closing costs related to acquisitions, and other non-operating, non-recurring costs including $2.7 million of other non-operating, non-recurring costs, $3.1 million of reorganizational costs, and $1.2 million of acquisition-related expense.
(d)	For the six months ended June 30, 2022, represents costs related to the Business Combination, transaction and post-closing costs related to acquisitions, and other non-operating, non-recurring costs including $5.9 million of other non-operating, non-recurring costs, $5.3 million of reorganizational costs, and $3.2 million of acquisition-related expense.
(e)	Includes non-cash amortization associated with contract liabilities recorded in connection with acquired businesses.

SHARECARE, INC.
RECONCILIATION OF GAAP NET LOSS ATTRIBUTABLE TO SHARECARE TO ADJUSTED NET LOSS AND ADJUSTED LOSS PER SHARE
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss attributable to Sharecare, Inc.	$(29,025)	$(20,248)	$(67,226)	$(51,501)
Add:
Amortization of acquired intangibles(a)	1,631	1,160	3,263	2,228
Amortization of deferred financing fees	70	1,656	138	3,331
Change in fair value of warrant liability and contingent consideration	(6,374)	9,908	(18,742)	21,656
Share-based compensation	18,177	2,360	51,287	14,386
Severance	411	200	770	265
Warrants issued with revenue contracts(b)	14	(1)	34	38
Net costs associated with exiting contracts(c)	1,249	—	2,923	—
Transaction and closing costs(d)(e)	7,025	1,319	14,397	2,022
Adjusted net loss(f)	$(6,822)	$(3,646)	$(13,156)	$(7,575)
Weighted-average common shares outstanding, basic and diluted	347,334,401	228,721,591	346,122,333	225,493,435
Loss per share	$(0.08)	$(0.09)	$(0.19)	$(0.23)
Adjusted loss per share	$(0.02)	$(0.02)	$(0.04)	$(0.03)

(a)	Represents non-cash expenses related to the amortization of intangibles in connection with acquired businesses.
(b)	Represents the non-cash value of warrants issued to clients for meeting specific revenue thresholds.
(c)	For the six months ended June 30, 2022, previously undisclosed first quarter net costs were included for comparability purposes and to display trends associated with exiting contracts during the period.
(d)	For the three months ended June 30, 2022, represents costs related to the Business Combination, transaction and post-closing costs related to acquisitions, and other non-operating, non-recurring costs including $2.7 million of other non-operating, non-recurring costs, $3.1 million of reorganizational costs, and $1.2 million of acquisition-related expense.
(e)	For the six months ended June 30, 2022, represents costs related to the Business Combination, transaction and post-closing costs related to acquisitions, and other non-operating, non-recurring costs including $5.9 million of other non-operating, non-recurring costs, $5.3 million of reorganizational costs, and $3.2 million of acquisition-related expense.
(f)	The income tax effect of the Company’s non-GAAP reconciling items are offset by valuation allowance adjustments of the same amount given that the Company was in a full valuation allowance position for the periods presented.